Exhibit 99.1
AMENDMENT NO.1 TO THE STOCK PURCHASE AGREEMENT DATED SEPTEMBER 12, 2007
     This amendment agreement (this “Amendment” or the “Agreement”) is made and entered into by and among Michele A. Aloisio, Marc DeLaVergne, Thomas R. Knowlton, Kenneth J. Wood, and W. Michael Cooper (each a “Seller” and collectively, “Sellers”), and Ultralife Corporation, f/k/a Ultralife Batteries, Inc. (“Ultralife”). Sellers and Ultralife are referred to collectively herein as the “Parties.”
     WHEREAS, Sellers and Ultralife are parties to a Stock Purchase Agreement dated September 12, 2007 (the “SPA”), which subsequently closed on September 28, 2007;
     WHEREAS, as currently written, Section 2(b)(ii) of the SPA provides for Holdback Payments in up to three installments with an aggregate amount of up to, but in no event more than, $2,000,000; and
     WHEREAS, the parties have determined that it is in their respective best interests to amend Section 2(b)(ii) and, with certain exceptions, terminate future obligations and liabilities under the SPA.
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained in this Agreement and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the Parties, it is agreed as follows:
TERMS AND CONDITIONS
1.	Effective Date. The Effective Date of this Agreement shall be date upon which it becomes fully executed.

2.	Final Payment. Ultralife agrees to pay Sellers a lump sum total of One Million Twenty-Thousand U.S. Dollars ($1,020,000.00) within seven (7) business days of the Effective Date (the “Final Payment”). For each day beyond the 7th business day that the Final Payment is not paid, the amount due hereunder as the Final Payment shall be increased by $503, which represents a monthly non compounded interest rate of 1.5% per month or portion thereof.

3.	Releases.
          3.1. By Sellers. Subject to and conditioned upon timely payment of the Final Payment, and subject to the other terms and conditions of this Agreement, Sellers hereby individually, jointly and severally, completely release and forever discharge Ultralife (including any of its parents, subsidiaries, divisions, successors, affiliates, agents, officers, directors, insurers, reinsurers, employees and attorneys — hereafter the “Ultralife Affiliates”) from any and all past and present claims, demands, obligations, actions, suits, causes of action, rights, damages, costs, expenses, interest, attorney’s fees, compensation and liabilities of any nature whatever based on a tort, contract, statute, regulatory scheme or other theory of recovery, in law or in equity and whether for compensatory, liquidated and/or punitive damages, whether matured or unmatured, whether at law or in equity, whether known or unknown as of the Effective Date, and whether liquidated or unliquidated, that Sellers have, have had, or claim to have or have had, from the start of time until the end of time, including, but not limited to, any claim for any additional payment of any amount pursuant to or required by the SPA.

          3.2. By Ultralife. Subject to the terms and conditions of this Agreement, and particularly to each Seller’s continuing obligations set forth in Section 4 hereof which shall not be released, Ultralife on its own behalf and on behalf of the Ultralife Affiliates hereby releases and forever discharges the Sellers (including any of their successors, assigns, beneficiaries, affiliates, agents, officers, directors, insurers, reinsurers, attorneys — hereafter the “Seller Successors”) from any and all past and present claims, demands, obligations, actions, suits, causes of action, rights, damages, costs, expenses, interest, attorney’s fees, compensation and liabilities of any nature whatever based on a tort, contract, statute, regulatory scheme or other theory of recovery, in law or in equity and whether for compensatory, liquidated and/or punitive damages, whether matured or unmatured, whether at law or in equity, whether known or unknown as of the Effective Date, and whether liquidated or unliquidated, that Ultralife has, has had, or claims to have or have had, from the start of time until the end of time.
4.	Amendment of the SPA. Subject to and conditioned upon timely payment in full of the Final Payment, and subject to the other terms and conditions of this Agreement, the Parties do hereby agree as follows:
4.1.	This Section 4 of the Agreement shall constitute a written amendment of the SPA, as required by Section 11(h) of the SPA.

4.2.	The SPA is hereby amended such that all of its terms, provisions, covenants, restrictions and any obligations thereunder are hereby nullified and voided, and shall be of no further force or effect, and the Parties shall not have any liability of any kind for indemnification, nor shall any Party be bound by any covenants or restrictions, or otherwise be obligated to a Party or any of the Ultralife Affiliates or the Seller Successors by, under, through or on account of or relating to the SPA or the transactions evidenced thereby; provided, however, that the following sections of the SPA shall remain effective (and if so stated, the period of time they shall remain effective):
4.2.1.	Sections 6(a), 6(b) and 6(c) (for the earlier of the period calculated under Section 8(a)(ii), as incorporated below in Section 4.2.6 of this Agreement, or two years from the date of the payment of the Final Payment);

4.2.2.	Section 6(e) (in perpetuity, unless evidence of termination of the guarantees is provided);

4.2.3.	Section 6(f);

4.2.4.	The Representations and Warranties with respect to Tax Matters set forth in Section 4(k); and

4.2.5.	Section 9 regarding Tax Matters (excluding Section 9(f) and 9(g), the parties acknowledging and agreeing that the adjustments, elections and other amounts required to be reflected in applicable tax returns or paid, have been completed/paid; provided however that if any IRS audit reverses, modifies or challenges any payment, allocation, income, deduction or other tax attribute or election made therein or resulting therefrom, then those sections shall continue to apply to the extent necessary to reflect any change made by or as a result of such audit, including if applicable, any payment, re-allocation, adjustment or other attribute adjustment that becomes necessary).

4.2.6.	The indemnification provisions contained in Sections 8(a), 8(b), 8(c), 8(d), 8(e) and 8(g), but only with respect to the SPA sections identified above in paragraphs 4.2.1 through and including 4.2.5 of this Agreement; provided, however, that Section 8(b)(iv) is hereby amended to insert “THE FINAL PAYMENT RECEIVED BY SELLERS” in place of “THE PURCHASE PRICE”.
4.3.	To the extent a dispute arises between the parties (or among any one or more of them) from any of the above sections of the SPA that have not been terminated, the dispute resolution, applicable law and other miscellaneous provisions of this Agreement, and not the SPA, shall apply to such dispute.
5.	Notwithstanding anything to the contrary in this Agreement, this Agreement shall not affect any closed or finalized transaction under the SPA, such as tax elections and prior payments, and nothing in this Agreement shall affect, limit or otherwise alter or amend the terms of those certain Confidentiality, Non-Disclosure, Non-Compete, Non-Disparagement And Assignment Agreements by and between Ultralife, Innovative Consulting Services, Inc. and each of the Sellers, dated September 28, 2007.

6.	Attorneys’ Fees.

The Parties shall bear their own attorneys’ fees and costs in connection with this Agreement and any dispute between them giving rise thereto. However, if either party brings any action alleging breach of this Agreement or seeking the specific enforcement thereof, the prevailing party in any such action shall be entitled to recover its reasonable attorneys’ fees, expenses and costs from the party that does not prevail.

7.	Warranty of Capacity to Execute Agreement.

The Parties represent to each other that the person executing this Agreement on each Party’s behalf has full authority to bind that Party to the terms of this Agreement.

8.	Entire Agreement and Successors in Interest.

This Agreement contains the entire agreement between the Parties with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the representatives, successors and assigns of each.

9.	Construction by New York Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The language of all parts of this Agreement shall in all cases be construed as a whole, according to their fair meaning, and not strictly for or against any of the Parties.

10.	Waiver of Provisions.

Neither one nor more waivers by either of the Parties of any rights under any of the provisions of this Agreement, nor one or more failures of either of the Parties to enforce any of the provisions of this Agreement shall thereafter be construed as a waiver of any provisions, rights, or privileges under this Agreement.
11.	Enforcement of Breach; Submission to Jurisdiction.

All actions arising under this Agreement shall be brought in the United States District Court for the Western District of New York (the “Federal Court”), and the parties hereby submit to personal jurisdiction in that Federal Court. If such Federal Court does not possess subject matter jurisdiction over any dispute related to this Agreement, then such dispute shall be brought in any state court located in Wayne County, New York.

12.	Modification and Severability.

No change or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by all Parties to this Agreement. The invalidity, illegality or unenforceability of any provision or any part of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of any other provisions or part of any other provision hereof. This Agreement is the entire Agreement between the Parties on the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered and have hereunto set their hands and seals as of the date first above written.

Ultralife Corporation

By: /s/ Peter F. Comerford	Date: 2-9-09
Title: VP Administration & General Counsel

Sellers:

/s/ Michele A. Aloisio	Date: 2-6-09

Michele A. Aloisio, Individually

/s/ Marc DeLaVergne	Date: 2-6-09

Marc DeLaVergne, Individually

/s/ Thomas R. Knowlton	Date: 2-6-09

Thomas R. Knowlton, Individually

/s/ Keneth J. Wood	Date: 2-6-09

Kenneth J. Wood, Individually

/s/ W. Michael Cooper	Date: 2-6-09

W. Michael Cooper, Individually

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